Investors May Contact:
                                                                   Stacey Yonkus
                                                    Director, Investor Relations
                                                                  (212) 885-2512
                                                          syonkus@asburyauto.com

                                                          Reporters May Contact:
                                                                       Tom Pratt
                                                               RFBinder Partners
                                                                  (212) 994-7563
                                                          tom.pratt@rfbinder.com



        Asbury Automotive Group Reports Second Quarter Financial Results

New York, NY, July 29, 2004 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the quarter ended June 30, 2004.

Net income from continuing operations increased 6.6 percent to $15.2 million, or $0.47 per share, from $14.2 million, or $0.44 per share, for the second quarter of 2003. Net income increased 20.2 percent to $14.7 million, or $0.45 per share, from $12.3 million, or $0.38 per share, in the prior year period. For the first six months of the year, net income from continuing operations increased 15.4 percent to $25.9 million, or $0.79 per share, from $22.4 million, or $0.68 per share, a year ago. Net income for the first half of the year increased 29.6 percent to $25.1 million, or $0.77 per share, from $19.4 million, or $0.59 per share, in the prior year period.

The Company noted that net income for the quarter was affected by a severe hailstorm at its St. Louis platform, which adversely impacted earnings by approximately $0.02 per share.

Other financial highlights for the second quarter of 2004, as compared to the prior year period, included:

o Total revenues for the quarter were approximately $1.4 billion, up 13.0 percent. Total gross profit was $211.3 million, up 12.2 percent.
o Same-store retail revenue (excluding fleet and wholesale business) increased 1.3 percent to $1.2 billion, while same-store retail gross profit rose 1.7 percent to $191.5 million.
o New vehicle retail revenue increased 14.2 percent (2.8 percent same-store), and unit sales increased 11.2 percent (flat on a same-store basis). New vehicle retail gross profit increased 9.1 percent (down 3.8 percent same-store).
o Used vehicle retail revenue increased 4.6 percent (down 5.1 percent same-store), and unit sales increased 3.8 percent (down 4.2 percent same-store). Used vehicle retail gross profit increased 7.4 percent (down
     1.5 percent same-store).
o    Parts, service and collision repair revenues and gross profit increased
     13.8 percent and 14.3 percent (2.7 and 3.9 percent same-store), respectively. The Company attributed the solid performance of its fixed operations during the quarter to an increase in its "customer pay" and warranty parts and service businesses, collectively up approximately 9 percent on a same-store basis, which were partially offset by lower increases in wholesale parts and outsourced service sales and a 15 percent reduction in body shop business, which was boosted a year ago in the wake of a major hailstorm in Texas.
o Net finance and insurance (F&I) revenue rose 17.3 percent (8.6 percent same-store). F&I per vehicle retailed (PVR) increased 8.2 percent to $875, and platform F&I PVR rose 3.0 percent to $833.
o As a percentage of gross profit, selling, general and administrative (SG&A) expenses for the quarter were 78.8 percent, compared to 77.3 percent in the prior year period. The Company cited an incremental $1.1 million of same-store advertising expense, as well as start-up costs associated with new dealership locations and its entrance into the Southern California market, for the year over year increase in its expense ratio.
o The Company's effective tax rate for the quarter was 36.8 percent, compared to 39.8 percent in the prior year quarter. For the year, the Company expects its effective tax rate to be between 37 and 37.5 percent, which compares to 38.0 percent in 2003 after adjusting for the impact of an impairment charge.
o In early July 2004, the Company entered into a sale-leaseback transaction, pursuant to which it sold certain land and buildings with a net book value of $100.6 million to an unaffiliated third party for $116.0 million and entered into long-term operating leases for the related facilities. The proceeds were used, in part, to repay the $63.7 million of related mortgage debt.

President and CEO Kenneth B. Gilman commented, "We are pleased with the way our business model performed during the quarter, with solid overall gross profit production despite lower-than-expected vehicles sales, especially in June. Our service businesses again performed particularly well, with strong increases in income from both F&I and fixed operations - especially the customer pay and warranty portion of our business. The steady growth in these businesses has effectively offset challenges we faced in new and used vehicle sales, and enabled us to produce nearly a two percent increase in same-store retail gross profit for the quarter."

J. Gordon Smith, Senior Vice President and CFO, stated, "So far this year we have achieved a 15 percent increase in income from continuing operations, in line with our business model. However, our SG&A expenses as a percent of gross profit rose approximately 150 basis points during the quarter due to several management decisions designed to grow the business. Our actions included a step up in advertising spending in an effort to sustain market share, as well as our strategic entrance into the Southern California market. Additionally, we incurred start-up costs related to the opening of several large volume stores, including one of the largest Honda dealerships in the country, as well as the largest Lexus dealership in the Southeast."

Mr. Smith continued, "We did notice that the volatility of vehicle sales during the quarter put a strain on our cost structure. Variable expenses simply did not adjust as we would have liked them to in some of our dealerships, and as a result we did not get the productivity we were looking for. With a bit more work in this area, we could certainly deliver more to the bottom line."

Commenting on guidance for 2004, the Company said it is comfortable with the average range of analysts' earnings expectations for the full year of between $1.70 and $1.75 per share. Factored into the range of expectations for the remainder of the year are anticipated reductions in gross profit of up to $1.5 million at the Company's St. Louis platform as it sells through the balance of the vehicles that sustained substantial damage during the hailstorm.

Mr. Gilman said, "Based on performance through the first half of the year, as well as expectations for the remainder of the year, we see no reason to adjust our forecast due to a lackluster June. We are working under the assumption that the onset of additional manufacturer incentives in July, as well as the continued strengthening in the economy, will drive additional traffic into our dealerships.

"Our growth model calls for 15 percent annual earnings growth, with half of that driven organically by the services side of the business, and the other half fueled by acquisitions. The business model continues to perform, as we posted double-digit earnings growth during the first half of the year despite the difficult retail sales environment," concluded Mr. Gilman.

The Company also noted that during the second quarter it acquired three dealerships, Nissan, Honda and Dodge franchises in southern California, with annualized revenues of approximately $145 million. On a year-to-date basis, the Company has acquired dealerships that represent approximately $315 million of annualized revenues, within its previously targeted range of $300 million to $500 million for the full year.

Asbury will host a conference call to discuss its 2004 second quarter results this morning at 11:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling 800-381-2652; international callers, please dial 312-461-0745; no access code is required.

A conference call replay will be available two hours following the call for 14 days and can be accessed by calling 888-203-1112 (domestic), or 719-457-0820 (international); access code 510025.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2003 revenues of $4.8 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 100 retail auto stores, encompassing 139 franchises for the sale and servicing of 34 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)


                                                           For the Three Months Ended     For the Six Months Ended
                                                          ----------------------------  ----------------------------
                                                          June 30, 2004  June 30, 2003  June 30, 2004  June 30, 2003
                                                          -------------  -------------  -------------  -------------
REVENUES:
   New vehicle .........................................   $   861,798    $   755,097    $ 1,586,166    $ 1,379,172
   Used vehicle ........................................       335,136        306,771        652,470        593,803
   Parts, service and collision repair .................       155,235        136,381        302,323        263,640
   Finance and insurance, net ..........................        39,015         33,249         71,831         61,714
                                                           ------------   ------------   ------------   ------------
         Total revenues ................................     1,391,184      1,231,498      2,612,790      2,298,329

COST OF SALES:
   New vehicle .........................................       800,257        699,072      1,471,068      1,276,228
   Used vehicle ........................................       306,544        279,600        595,752        539,085
   Parts, service and collision repair .................        73,034         64,459        143,978        124,645
                                                           ------------   ------------   ------------   ------------
         Total cost of sales ...........................     1,179,835      1,043,131      2,210,798      1,939,958
                                                           ------------   ------------   ------------   ------------
GROSS PROFIT ...........................................       211,349        188,367        401,992        358,371

OPERATING EXPENSES:
   Selling, general and administrative .................       166,574        145,593        319,934        282,426
   Depreciation and amortization .......................         5,407          4,985         10,543          9,722
                                                           ------------   ------------   ------------   ------------
         Income from operations ........................        39,368         37,789         71,515         66,223

OTHER INCOME (EXPENSE):
   Floor plan interest expense .........................        (5,434)        (4,799)       (10,206)        (9,022)
   Other interest expense ..............................       (10,189)        (9,996)       (20,512)       (19,950)
   Interest income .....................................           112             80            387            260
   Loss on sale of assets ..............................          (100)           (47)          (142)          (338)
   Other income, net ...................................           261            637            101             88
                                                           ------------   ------------   ------------   ------------
         Total other expense, net ......................       (15,350)       (14,125)       (30,372)       (28,962)
                                                           ------------   ------------   ------------   ------------
         Income from continuing operations before income
           taxes and discontinued operations ...........        24,018         23,664         41,143         37,261

INCOME TAX EXPENSE .....................................         8,830          9,418         15,252         14,830
                                                           ------------   ------------   ------------   ------------
         Net income from continuing operations .........        15,188         14,246         25,891         22,431

DISCONTINUED OPERATIONS, net of tax ....................          (440)        (1,973)          (779)        (3,061)
                                                           ------------   ------------   ------------   ------------
         Net income ....................................   $    14,748    $    12,273    $    25,112    $    19,370
                                                           ============   ============   ============   ============

EARNINGS PER COMMON SHARE (basic and diluted):
   Continuing operations ...............................   $      0.47    $      0.44    $      0.79    $      0.68
   Discontinued operations .............................         (0.02)         (0.06)         (0.02)         (0.09)
                                                           ------------   ------------   ------------   ------------
   Net income ..........................................   $      0.45    $      0.38    $      0.77    $      0.59
                                                           ============   ============   ============   ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic ...............................................        32,470         32,701         32,452         32,876
                                                           ============   ============   ============   ============
   Diluted .............................................        32,656         32,714         32,688         32,881
                                                           ============   ============   ============   ============


ASBURY AUTOMOTIVE GROUP, INC.
SELECTED DATA
(In thousands, except vehicle and per vehicle data)
(Unaudited)


                                                         As Reported                                    Same Store
                                             For the Three Months Ended June 30,           For the Three Months Ended June 30,
                                         -------------------------------------------  -------------------------------------------
                                             2004                  2003                   2004                  2003
                                         ------------          ------------           ------------          ------------
RETAIL VEHICLES SOLD:
   New units .........................        28,538    64.0%       25,669     62.4%       25,661    63.4%       25,669    62.4%
   Used units ........................        16,033    36.0        15,448     37.6        14,806    36.6        15,448    37.6
                                         ------------  ------  ------------   ------  ------------  ------  ------------  ------
                  Total units ........        44,571   100.0%       41,117    100.0%       40,467   100.0%       41,117   100.0%
                                         ============  ======  ============   ======  ============  ======  ============  ======

REVENUE:
   New retail ........................   $   843,681    60.6%  $   738,921     60.0%  $   759,322    60.4%  $   738,921    60.0%
   Used retail .......................       248,841    17.9       237,884     19.3       225,843    18.0       237,884    19.3
   Parts, service and collision repair       155,235    11.2       136,381     11.1       140,025    11.1       136,381    11.1
   Finance and insurance, net ........        39,015     2.8        33,249      2.7        36,095     2.9        33,249     2.7
                                         ------------          ------------           ------------          ------------
         Total retail revenue ........     1,286,772             1,146,435              1,161,285             1,146,435

   Fleet .............................        18,117     1.3        16,176      1.3        17,882     1.4        16,176     1.3
   Wholesale .........................        86,295     6.2        68,887      5.6        77,623     6.2        68,887     5.6
                                         ------------  ------  ------------   ------  ------------  ------  ------------  ------
         Total revenue ...............   $ 1,391,184   100.0%  $ 1,231,498    100.0%  $ 1,256,790   100.0%  $ 1,231,498   100.0%
                                         ============  ======  ============   ======  ============  ======  ============  ======

GROSS PROFIT:
   New retail ........................   $    60,870    28.8%  $    55,797     29.6%  $    53,652    28.0%  $    55,797    29.6%
   Used retail .......................        29,429    13.9        27,393     14.5        26,969    14.1        27,393    14.5
   Parts, service and collision repair        82,201    38.9        71,922     38.2        74,762    39.1        71,922    38.2
   Finance and insurance, net ........        39,015    18.5        33,249     17.7        36,095    18.9        33,249    17.7
                                         ------------          ------------           ------------          ------------
         Total retail gross profit ...       211,515               188,361                191,478               188,361

   Fleet .............................           671     0.3           228      0.1           671     0.3           228     0.1
   Wholesale .........................          (837)   (0.4)         (222)    (0.1)         (824)   (0.4)         (222)   (0.1)
                                         ------------  ------  ------------   ------  ------------  ------  ------------  ------
         Total gross profit ..........   $   211,349   100.0%  $   188,367    100.0%  $   191,325   100.0%  $   188,367   100.0%
                                         ============  ======  ============   ======  ============  ======  ============  ======

Selling, general and administrative
   expense ...........................       166,574               145,593                150,417              145,593
SG&A as a percent of gross profit ....         78.8%                 77.3%                  78.6%                77.3%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan
     interest credits) ...............   $     2,133           $     2,174            $     2,091         $      2,174
   Used retail .......................         1,836                 1,773                  1,821                1,773
   Finance and insurance, net ........           875                   809                    892                  809
   Platform finance and insurance, net           833                   809                    845                  809


                                                   As of           As of
                                              June 30, 2004   December 31, 2003
                                              -------------   -----------------

BALANCE SHEET HIGHLIGHTS:
   Cash and cash equivalents ................   $   14,879       $  106,711
   Inventories ..............................      746,284          650,397
   Total current assets .....................    1,187,188        1,041,542
   Floor plan notes payable .................      673,202          602,167
   Total current liabilities ................      933,129          781,758

CAPITALIZATION:
   Long-term debt (including current portion)   $  531,497       $  592,378
   Shareholders' equity .....................      455,591          433,707
                                                ----------       ----------
                 Total ......................   $  987,088       $1,026,085
                                                ==========       ==========

ASBURY AUTOMOTIVE GROUP, INC.

SELECTED DATA
(In thousands, except vehicle and per vehicle data)
(Unaudited)


                                                         As Reported                                    Same Store
                                              For the Six Months Ended June 30,             For the Six Months Ended June 30,
                                         -------------------------------------------  -------------------------------------------
                                             2004                  2003                   2004                  2003
                                         ------------          ------------           ------------          ------------
RETAIL VEHICLES SOLD:
   New units .........................        52,361    62.2%       47,385     61.1%       47,411    61.8%       47,385    61.1%
   Used units ........................        31,808    37.8        30,183     38.9        29,339    38.2        30,183    38.9
                                         ------------  ------  ------------   ------  ------------  ------  ------------  ------
                  Total units ........        84,169   100.0%       77,568    100.0%       76,750   100.0%       77,568   100.0%

REVENUE:
   New retail ........................   $ 1,553,183    59.4   $ 1,349,562     58.7   $ 1,406,109    59.3%  $ 1,349,562    58.7%
   Used retail .......................       487,923    18.7       461,376     20.1       442,152    18.7       461,376    20.1
   Parts, service and collision repair       302,323    11.6       263,640     11.5       273,873    11.5       263,640    11.5
   Finance and insurance, net ........        71,831     2.7        61,714      2.7        66,753     2.8        61,714     2.7
                                         ------------          ------------           ------------          ------------
         Total retail revenue ........     2,415,260             2,136,292              2,188,887             2,136,292

   Fleet .............................        32,983     1.3        29,610      1.3        32,748     1.4        29,610     1.3
   Wholesale .........................       164,547     6.3       132,427      5.7       148,808     6.3       132,427     5.7
                                         ------------  ------  ------------   ------  ------------  ------  ------------  ------
         Total revenue ...............   $ 2,612,790   100.0%  $ 2,298,329    100.0%  $ 2,370,443   100.0%  $ 2,298,329   100.0%
                                         ============  ======  ============   ======  ============  =====   ============  ======

GROSS PROFIT:
   New retail ........................   $   114,053    28.3%  $   102,364     28.5%  $   101,517    27.8%  $   102,364    28.5%
   Used retail .......................        58,063    14.4        54,658     15.3        53,122    14.5        54,658    15.3
   Parts, service and collision repair       158,345    39.4       138,995     38.8       144,132    39.4       138,995    38.8
   Finance and insurance, net ........        71,831    17.9        61,714     17.2        66,753    18.3        61,714    17.2
                                         ------------          ------------           ------------          ------------
         Total retail gross profit ...       402,292               357,731                365,524               357,731

   Fleet .............................         1,045     0.3           580      0.2         1,044     0.3           580     0.2
   Wholesale .........................        (1,345)   (0.3)           60      0.0        (1,266)   (0.3)           60     0.0
                                         ------------  ------  ------------   ------  ------------  ------  ------------  ------
         Total gross profit ..........   $   401,992   100.0%  $   358,371    100.0%  $   365,302   100.0%  $   358,371   100.0%
                                         ============  ======  ============   ======  ===========   =====   ===========   ======

Selling, general and administrative
   expense ...........................       319,934               282,426               290,485               282,426
SG&A as a percent of gross profit ....         79.6%                 78.8%                 79.5%                 78.8%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan ..
     interest credits) ...............   $     2,178          $      2,160           $     2,141          $      2,160
   Used retail .......................         1,825                 1,811                 1,811                 1,811
   Finance and insurance, net ........           853                   796                   870                   796
   Platform finance and insurance, net           816                   796                   829                   796


ASBURY AUTOMOTIVE GROUP, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In thousands, except vehicle data)
(Unaudited)


We evaluate our finance and insurance gross profit performance on a per vehicle retailed basis by dividing our total finance and insurance gross profit by the number of retail vehicles sold. During 2003, we renegotiated a contract with one of our third party finance and insurance product providers, which resulted in the recognition of income that was not attributable to retail vehicles sold during the year. We believe that platform finance and insurance, which excludes the additional revenue derived from contracts negotiated by our corporate office, provides a more accurate measure of our finance and insurance operating performance. The following table reconciles finance and insurance gross profit to platform finance and insurance gross profit, and provides necessary components to calculate platform finance and insurance gross profit per vehicle retailed.

                                                                  As Reported For the Three    Same Store For the Three
                                                                    Months Ended June 30,        Months Ended June 30,
                                                                  -------------------------    -------------------------
                                                                      2004          2003          2004         2003
                                                                  -----------   -----------    ----------   -----------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO PLATFORM
   FINANCE AND INSURANCE:
   Finance and insurance, net ..................................    $ 39,015    $ 33,249        $ 36,095    $ 33,249
   Less:  corporate finance and insurance ......................      (1,906)       --            (1,906)       --
                                                                    ---------   ---------       ---------   ---------
        Platform finance and insurance, net ....................    $ 37,109    $ 33,249        $ 34,189    $ 33,249
                                                                    =========   =========       =========   =========
RETAIL VEHICLES SOLD:
    New retail units ...........................................      28,538      25,669          25,661      25,669
    Used retail units ..........................................      16,033      15,448          14,806      15,448
                                                                    ---------   ---------       ---------   ---------
         Total units ...........................................      44,571      41,117          40,467      41,117
                                                                    =========   =========       =========   =========



                                                                   As Reported For the Six      Same Store For the Six
                                                                    Months Ended June 30,        Months Ended June 30,
                                                                  -------------------------    -------------------------
                                                                      2004          2003           2004         2003
                                                                  -----------   -----------    ----------   -----------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO PLATFORM
   FINANCE AND INSURANCE:
   Finance and insurance, net ..................................    $ 71,831    $ 61,714        $ 66,753     $ 61,714
   Less:  corporate finance and insurance ......................      (3,149)      --             (3,149)       --
                                                                    ---------   ---------       ---------    ---------
        Platform finance and insurance, net ....................    $ 68,682    $ 61,714        $ 63,604     $ 61,714
                                                                    =========   =========       =========    =========

RETAIL VEHICLES SOLD:
    New retail units ...........................................    $ 52,361    $ 47,385        $ 47,411     $ 47,385
    Used retail units ..........................................      31,808      30,183          29,339       30,183
                                                                    ---------   ---------       ---------    ---------
         Total units ...........................................    $ 84,169    $ 77,568        $ 76,750     $ 77,568
                                                                    =========   =========       =========    =========



We define adjusted EBITDA as net income before other interest expense, income tax expense and depreciation and amortization expense. This definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States. We believe adjusted EBITDA provides a basis to measure our operating performance, apart from the expenses associated with our physical plant or capital structure. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flow from operating activities or other measures of performance defined by accounting principles generally accepted in the United States. A reconciliation of adjusted EBITDA is presented below.


                                                    As Reported     As Reported    As Reported    As Reported
                                                   For the Three   For the Three   For the Six    For the Six
                                                   Months Ended    Months Ended    Months Ended   Months Ended
                                                     June 30,        June 30,        June 30,       June 30,
                                                   -------------   -------------   ------------   ------------
                                                       2004            2003            2004           2003
                                                   -------------   -------------   ------------   ------------

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA:
     Net income ................................     $ 14,748         $ 12,273       $ 25,112       $ 19,370
     Add:
          Other interest expense ...............       10,189            9,996         20,512         19,950
          Income tax expense ...................        8,830            9,418         15,252         14,830
         Depreciation and amortization .........        5,407            4,985         10,543          9,722
                                                     --------         --------       --------       --------
Adjusted EBITDA ................................     $ 39,174         $ 36,672       $ 71,419       $ 63,872
                                                     ========         ========       ========       ========